Exhibit 28.C

CERTIFICATEHOLDER’S PAYMENT DATE STATEMENT

Bank One, Delaware, National Association

First Chicago Master Trust II

Series 1999-Y

July 10, 2003

Under the Pooling and Servicing Agreement (the “Pooling and Servicing Agreement”) dated as of June 1, 1990 as amended and restated as of September 1, 1999, by and between Bank One, Delaware, National Association, as Seller and Servicer (“the Bank”), and Norwest Bank Minnesota, National Association, as Trustee, (the “Trustee”), as amended and supplemented by the Series 1999-Y Supplement dated as of August 10, 1999 by and between the Bank and the Trustee, the Bank, as Servicer, is required to prepare certain information for each Payment Date regarding current distributions to Class A Certificateholders and the performance of the First Chicago Master Trust II (the “Trust”) during the previous period. The information which is required to be prepared with respect to the distribution on the July 15, 2003 Payment Date and with respect to the performance of the Trust during the Due Period for such Payment Date is set forth below. Certain of the information is presented on the aggregate amounts for the Trust as a whole. All capitalized terms used herein shall have the respective meanings set forth in the Pooling and Servicing Agreement.

A.	Information Regarding the Current Distribution (Stated on the Basis of $1,000 Original Principal Amount)

	1.	The total amount of the distribution to Class A Certificateholders on the Payment Date per $1,000 interest.	$1.112

	2.	The amount of the distribution set forth in paragraph 1 above in respect of principal on the Class A Certificates, per $1,000 interest.	$0.000

	3.	The amount of the distribution set forth in paragraph 1 above in respect of interest on the Class A Certificates, per $1,000 interest.	$1.112

B.	Information Regarding the Performance of the Trust

	1. Collections of Receivables

	a.	The aggregate amount of Collections of Receivables processed for the Due Period with respect to the current Distribution Date which were allocated in respect of the Investor Certificates of all Series	$190,999,822.61

	b.	The aggregate amount of Collections of Receivables processed for the Due Period with respect to the current Distribution Date which were allocated in respect of the Series 1999-Y Certificates	$190,999,822.61

	c.	The aggregate amount of Collections of Receivables processed for the Due Period with respect to the current Distribution Date which were allocated in respect of the Class A Certificates	$167,189,195.83

	d.	The amount of Collections of Receivables processed for the Due Period with respect to the current Distribution Date which were allocated in respect of the Class A Certificates, per $1,000 interest	$303.980

	e.	The amount of Excess Spread for the Due Period with respect to the current Distribution Date	$1,790,730.23

	f.	The amount of Reallocated Principal Collections for the Due Period with respect to the current Distribution Date allocated in respect of the Class A Certificates	$0.00

	g.	The amount of Excess Finance Charge Collections allocated in respect of the Series 1999-Y Certificates, if any	$0.00

	h.	The amount of Excess Principal Collections allocated in respect of the Series 1999-Y Certificates, if any	$0.00

Series 1999-Y

2. Receivables in Trust

a.	Aggregate Principal Receivables for the Due Period with respect to the current Distribution Date (which reflects the Principal Receivables represented by the Exchangeable Seller's Certificate and by the Investor Certificates of all Series)	$10,489,715,193.80

b.	The amount of Principal Receivables in the Trust represented by the Series 1999-Y Certificates (the “Adjusted Invested Amount”) for the Due Period with respect to the current Distribution Date	$204,679,327.54

c.	The amount of Principal Receivables in the Trust represented by the Class A Certificates (the “Class A Adjusted Invested Amount”) for the Due Period with respect to the current Distribution Date	$183,333,333.32

d.	The Invested Amount for the Due Period with respect to the current Distribution Date	$571,345,994.22

e.	The Class A Invested Amount for the Due Period with respect to the current Distribution Date	$550,000,000.00

f.	The Invested Percentage with respect to Finance Charge Receivables (including Interchange) and Defaulted Receivables for the Series 1999-Y Certificates for the Due Period with respect to the current Distribution Date	1.947%

g.	The Invested Percentage with respect to Principal Receivables for the Series 1999-Y Certificates for the Due Period with respect to the current Distribution Date	5.992%

h.	The Class A Floating Percentage for the Due Period with respect to the current Distribution Date	89.571%

i.	The Class A Principal Percentage for the Due Period with respect to the current Distribution Date	87.500%

j.	The Collateral Floating Percentage for the Due Period with respect to the current Distribution Date	10.429%

k.	The Collateral Principal Percentage for the Due Period with respect to the current Distribution Date	12.500%

3. Delinquent Balances

	The aggregate amount of outstanding balances in the Accounts which were 30 or more days delinquent as of the end of the Due Period for the current Distribution Date	$399,722,183.78

4. Investor Default Amount

a.

The aggregate amount of all Defaulted Receivables written off as uncollectible during the Due Period with respect to the current Distribution Date allocable to the Series 1999-Y Certificates (the “Investor Default Amount”)

	1. Investor Default Amount	$1,086,957.26
	2. Recoveries	$155,046.06
	3. Net Default Receivables	$931,911.20

b.	The Class A Investor Default Amount

	1. Investor Default Amount	$973,598.56
	2. Recoveries	$138,876.32
	3. Net Default Receivables	$834,722.24

Series 1999-Y

c. The Collateral Investor Default Amount

	1. Investor Default Amount	$113,358.70
	2. Recoveries	$16,169.74
	3. Net Default Receivables	$97,188.96

5. Investor Charge-offs

a.	The amount of the Class A Investor Charge-Offs per $1,000 interest after reimbursement of any such Class A Investor Charge-Offs for the Due Period with respect to the current Distribution Date	$0.00

b.	The amount attributable to Class A Investor Charge-Offs, if any, by which the principal balance of the Class A Certificates exceeds the Class A Adjusted Invested Amount as of the end of the day on the Record Date with respect to the current Distribution Date	$0.00

c.	The amount of the Collateral Charge-Offs, if any, for the Due Period with respect to the current Distribution Date	$0.00

6. Monthly Servicing Fee

a.	The amount of the Monthly Servicing Fee payable from available funds by the Trust to the Servicer with respect to the current Distribution Date	$42,641.53

b.	The amount of the Interchange Monthly Servicing Fee payable to the Servicer with respect to the current Distribution Date	$213,207.63

7. Available Cash Collateral Amount

a.	The amount, if any, withdrawn from the Cash Collateral Account for the current Distribution Date (the “Withdrawal Amount”)	$0.00

b.	The amount available to be withdrawn from the Cash Collateral Account as of the end of the day on the current Distribution Date, after giving effect to all withdrawals, deposits and payments to be made on such Distribution Date (the “Available Cash Collateral Amount” for the next Distribution Date)	$6,285,715.00

c.	The amount as computed in 7.b as a percentage of the Class A Adjusted Invested Amount after giving effect to all reductions thereof on the current Distribution Date	6.857%

Series 1999-Y

8. Collateral Invested Amount

a. The Collateral Invested Amount for the current Distribution Date	$21,345,994.22

b. The Collateral Invested Amount after giving effect to all withdrawals, deposits, and payments on the current Distribution Date	$7,039,635.84

9. Total Enhancement

a. The total Enhancement for the current Distribution Date	$27,631,709.22

b. The total Enhancement after giving effect to all withdrawals, deposits, and payments on the current Distribution Date	$13,325,350.84

C. The Pool Factor

The Pool Factor (which represents the ratio of the Class A Invested Amount on the last day of the month ending on the Record Date adjusted for Class A Investor Charge-Offs set forth in B.5.a above and for the distributions of principal set forth in A.2 above to the Class A Initial Invested Amount). The amount of Class A Certificateholder’s pro rata share of the Class A Invested Amount can be determined by multiplying the original denomination of the holder’s Class A Certificate by the Pool Factor	100.00000%

D. Principal Funding Account

1. The Principal Funding Investment Proceeds deposited in the Collection Account for the current Distribution Date to be treated as Class A Available Funds	$311,145.61

2. The Excess Principal Funding Investment Proceeds for the current Distribution Date	$0.00

3. The Principal Funding Account Balance as of the end of the day on the current Distribution Date	$458,333,333.35

4. The Deficit Controlled Amortization Amount for the preceding Due Period	$0.00

E. Reserve Account

1. The Reserve Draw Amount for the current Distribution Date	$0.00

2. The amount on deposit in the Reserve Account as of the end of the day on the current Distribution Date (the “Available Reserve Account Amount” for the next Distribution Date)	$1,375,000.00

Bank One, Delaware, National Association

    as Servicer

By:	/s/ MICHAEL J. GRUBB
Michael J. Grubb
Title: First Vice President